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                                                EXHIBIT 10.2f

                    ADDITIONAL POWER CONTRACT


     ADDITIONAL POWER CONTRACT, dated as of April 30, 1984,

between CONNECTICUT YANKEE ATOMIC POWER COMPANY ("Connecticut

Yankee"), a Connecticut corporation, and The United Illuminating

Company (the "Purchaser").

     In consideration of the following understandings and the

respective undertakings of the parties, it is agreed as follows:

1.   Basic Understandings.
     --------------------

     Connecticut Yankee was organized in 1962 to provide for the supply of power to its sponsoring utility companies (including the Purchaser). Connecticut Yankee constructed a nuclear electric generating unit of the pressurized water type, having a maximum net capability of approximately 582 megawatts electric, at a site adjacent to the Connecticut River at Haddam, Connecticut (said unit, together with the site and all related facilities owned or to be owned by Connecticut Yankee, being referred to herein as the "Unit"). On June 30, 1967, Connecticut Yankee was issued a full-term, operating license for the Unit from the Atomic Energy

Commission (now the Nuclear Regulatory Commission which, together with any successor agency or agencies, is hereafter called the

"NRC"), which license expires on May 26, 2004, and the Unit

commenced commercial operation on January 1, 1968.

     The Unit is operated to supply power to the purchasers from

Connecticut Yankee (collectively the "Purchasers"), each of which by a Power Contract dated as of July 1, 1964, as supplemented by

Supplementary Power Contracts dated as of March 1, 1978, such

Supplementary Power Contracts amended on August 22, 1980 and

October 15, 1982 (collectively the "Power Contracts"), has

undertaken to purchase a fixed percentage of the capacity and output of the Unit for a term extending through December 31,

1997. The names of the Purchasers and their respective

percentages ("entitlement percentages") of the capacity and

output of the Unit are as follows:

                                                      Entitlement
                                                       Percentage
                                                      -----------

The Connecticut Light and Power Company. . . . . . . . . . .34.5%

New England Power Company. . . . . . . . . . . . . . . . . .15.0

Western Massachusetts Electric Company . . . . . . . . . . . 9.5

The United Illuminating Company. . . . . . . . . . . . . . . 9.5

Boston Edison Company. . . . . . . . . . . . . . . . . . . . 9.5

Central Maine Power Company. . . . . . . . . . . . . . . . . 6.0

Public Service Company of New Hampshire. . . . . . . . . . . 5.0

Montaup Electric Company . . . . . . . . . . . . . . . . . . 4.5

Cambridge Electric Light Company . . . . . . . . . . . . . . 4.5

Central Vermont Public Service Corporation . . . . . . . . . 2.0

     The Power Contracts have been supplemented most recently by

Second Supplementary Power Contracts, dated as of April 30, 1984,

between Connecticut Yankee and each of the Purchasers (the

"Second Supplementary Power Contracts"). The Second Supplementary

Power Contracts provide for the collection of funds to defray the ultimate cost of decommissioning the Unit and to provide an

allowance for potential taxes payable by Connecticut Yankee with respect to the decommissioning fund.

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     Connecticut Yankee and the Purchasers desire to provide for the orderly continuation of the sale and purchase of the capacity and output of the Unit during the useful life of the Unit to the extent that such useful life continues beyond the termination date of the Power Contracts and the Second Supplementary Power

Contracts and to provide appropriate provisions for the

collection of funds for, and the payment of, decommissioning costs and any other costs, including potential taxes, with

respect to the Unit during and after the useful life of the Unit.

Connecticut Yankee and the other Purchasers are entering into

Additional Power Contracts which are identical to this contract except for necessary changes in the names of the

parties.

2.   Effective Date, Term and Waiver.
     -------------------------------

     This contract shall become effective upon receipt by the

Purchaser of notice that Connecticut Yankee has entered into

Additional Power Contracts, as contemplated by Section 1 above,

with each of the other Purchasers. The operative term of this contract shall commence on January 1, 1998 notwithstanding the fact that the useful service life of the Unit may have been

terminated prior to that date, and shall terminate upon the later to occur of (i) 30 days after the date on which the last of the financial obligations of Connecticut Yankee which constitute elements of the payment calculated pursuant to Section 7 of this contract has been extinguished by Connecticut Yankee, or (ii) 30 days after the date on which Connecticut Yankee is finally

relieved of any obligations under the last of any licenses

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(operating and/or possessory) which it now holds from, or which may hereafter be issued to it by, the NRC with respect to the

Unit under applicable provisions of the Atomic Energy Act of

1954, as amended from time to time (the "Act").

     Connecticut Yankee and the Purchaser acknowledge that, if

the useful service life of the Unit is terminated prior to

January 1, 1998, then only the provisions of this contract

applicable to decommissioning of the Unit will apply during the operative term of this contract.

     The Purchaser hereby irrevocably waives its right to extend the contract term of its Power Contract pursuant to subsections

(a) or (b) of Section 8 thereof.

3.   Operation and Maintenance of the Unit.
     -------------------------------------

     Connecticut Yankee will operate and maintain the Unit in

accordance with good utility practice under the circumstances and all applicable law, including the applicable provisions of the

Act and of any licenses issued thereunder to Connecticut Yankee.

Within the limits imposed by good utility practice under the circumstances and applicable law, the Unit will be operated at its maximum capability and on a long hour use basis.

     Outages for inspection, maintenance, refueling and repairs and replacements will be scheduled in accordance with good

utility practice and insofar as practicable shall be mutually agreed upon by Connecticut Yankee and the Purchaser. In the event of an outage, Connecticut Yankee will use its best efforts to restore the Unit to service as promptly as practicable.

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4.   Decommissioning.
     ---------------

     After commercial operation of the Unit permanently ceases,

Connecticut Yankee will decommission the Unit in a manner

authorized by Connecticut Yankee's board of directors and

approved by the NRC in accordance with the Act and the rules and regulations thereunder then in effect and by any agency having jurisdiction over decommissioning of the Unit.

     It is understood that, pursuant to the Second Supplementary

Power Contracts, the Purchasers are currently being billed for

Total Decommissioning Costs which, as of the date of this

contract, are being accumulated in a separate fund which was established for the purpose of reimbursing Connecticut Yankee for

Decommissioning Expenses incurred in the process of

decommissioning the Unit and that such billings are subject to change in accordance with the provisions of the Second

Supplementary Power Contracts, subject to the jurisdiction of the

Federal Energy Regulatory Commission or any successor agency thereto (the "FERC"). It is contemplated that sufficient funds will be accumulated pursuant to those contracts and paragraph 7 hereof to make payment to reimburse Connecticut Yankee for the full cost of decommissioning the Unit.

5.   Purchaser's Entitlement.
     -----------------------

     The Purchaser will, throughout the term of this contract, be entitled and obligated to take its entitlement percentage of the capacity and net electrical output of the Unit, at whatever level the Unit is operated or operable, whether more or less than 582 megawatts electric.


6.   Deliveries and Metering.
     -----------------------

     The Purchaser's entitlement percentage of the output of the

Unit will be delivered to and accepted by the Purchaser at the step-up substation at the site. All deliveries will be made in the form of 3-phase, 60 cycle, alternating current at a nominal voltage of 345,000 volts. The Purchaser will make its own

arrangements for the transmission of its entitlement percentage of the output of the Unit.

     Connecticut Yankee will supply and maintain all necessary

metering equipment for determining the quantity and conditions of supply of deliveries under this contract, will make appropriate tests of such equipment in accordance with good utility practice and as reasonably requested by the Purchaser, and will maintain the accuracy of such equipment within reasonable limits.

Connecticut Yankee will furnish the Purchaser with such summaries of meter readings as the Purchaser may reasonably request.

7.   Payment.
     -------

     With respect to each month commencing on or after January 1,

1998, the Purchaser will pay Connecticut Yankee an amount equal to the Purchaser's entitlement percentage of the sum of (a) the

Total Decommissioning Costs for the month with respect to the

Unit, plus (b) Connecticut Yankee's total operating expenses for the month with respect to the Unit, plus (c) an amount equal to one-twelfth of the composite percentage for such month of the net

Unit investment as most recently determined in accordance with this Section 7.

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     "Composite percentage" shall be computed as of the last day of each month during the term hereof (the "computation date") and for any month the composite percentage shall be that computed as of the last day of the previous month. "Composite percentage" as of a computation date shall be the sum of (i) the equity

percentage as of such date multiplied by the ratio which the equity investment with respect to the Unit, as of such date, is to the total capital as of such date; plus (ii) the "effective interest rate" per annum of each principal amount of long-term debt outstanding on such date for money borrowed with respect to the Unit, multiplied by the ratio which such principal amount is to total capital as of such date; plus (iii) the "effective

dividend rate" per annum of each series of preferred stock

outstanding as of such date with respect to the Unit multiplied by the ratio which the amount at which such preferred stock would be reflected on a balance sheet of Connecticut Yankee is to total capital as of such date. The "effective interest rate" of each principal amount of long-term debt referred to in clause (ii)

will reflect the annual interest requirements and to the extent applicable, amortization of issue expenses, discounts and

premiums, sinking fund call premiums, expenses and discounts,

refunding and retirement expenses, discounts and premiums, and all other expenses applicable to the issue of such indebtedness.

     The "effective dividend rate" of each series of preferred

stock referred to in clause (iii) will reflect the annual

dividend requirements applicable to each such series of preferred stock.

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     "Equity percentage" as of any date after commencement of the operative term hereof shall be that percentage which was the

"equity percentage" applicable under the Power Contracts on the last day of the term of the Power Contracts or such other

percentage as may from time to time thereafter be approved by the

FERC or any successor regulatory authority.

     "Equity investment" as of any date shall consist of the sum of (i) all amounts theretofore paid to Connecticut Yankee for all common capital stock theretofore issued, plus all amounts paid to

Connecticut Yankee by any of its common stockholders as capital contributions or advances, less the sum of any amounts paid by

Connecticut Yankee to its common stockholders in the form of stock retirements, repurchases or redemptions, return of capital or repayments of such contributions or advances; plus (ii) any credit balance in the capital surplus account not included under

(i) and in the retained earnings account on the books of

Connecticut Yankee as of such date.

     "Total capital" as of any date shall be the equity

investment with respect to the Unit, plus the total of the amount which would be reflected on a balance sheet of Connecticut Yankee for all other securities (excluding short term debt), including long-term debt and preferred stock then outstanding with respect to the Unit.

     "Uniform System" shall mean the Uniform System of Accounts prescribed by the FERC for Class A and Class B Public Utilities

and Licensees, as from time to time in effect.

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     Connecticut Yankee's "operating expenses" shall include all amounts properly chargeable to operating expense accounts, less any applicable credits thereto, in accordance with the Uniform

System; however, excluding for purposes of this contract Total

Decommissioning Costs.

     "Net Unit Investment" shall consist, in each case with

respect to the Unit, of (i) the aggregate amount properly

chargeable at the time in accordance with the Uniform System to

Connecticut Yankee's electric plant accounts (including

construction work in progress to the extent allowed by the FERC)

less the balance, if any, at the time of the accumulated

provision for depreciation, as determined in accordance with the

Uniform System (excluding any amounts specifically allowed by the

FERC to be so excluded); plus (ii) the aggregate amount properly chargeable at the time in accordance with the Uniform System to accounts representing materials and supplies; plus (iii) such reasonable allowances for prepaid items and cash working capital as may from time to time be determined by Connecticut Yankee and,

for purposes hereof, net Unit investment shall include, in

addition to all other amounts which may be includable therein under this section, but without duplication, the aggregate amount properly chargeable at the time in accordance with the Uniform

System to Connecticut Yankee's nuclear fuel accounts (other than nuclear fuel in process of fabrication), less the balance at the time of the accumulated provision for amortization of the cost of nuclear fuel (excluding any amounts specifically permitted by the

FERC), all as determined in accordance with the Uniform System.

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The net Unit investment shall be determined as of the

commencement of each calendar year, or, if Connecticut Yankee elects, at more frequent intervals.

     "Total Decommissioning Costs" for any month shall mean the sum of (x) an amount equal to all accruals in such month to any reserve, as from time to time established by Connecticut Yankee and approved by its board of directors, to provide for the

ultimate payment of the Decommissioning Expenses of the Unit plus

(y) Decommissioning Tax Liability for such month. It is

understood (i) that such funds may be held by Connecticut Yankee or by an independent trust or other separate fund, as determined by said board of directors, (ii) that, upon compliance with

Section 17 hereof, the amount, custody and/or timing of such accruals may from time to time during the term hereof be modified by said board of directors in its discretion or to comply with applicable statutory or regulatory requirements or to reflect changes in the amount, custody or timing of anticipated

Decommissioning Expenses, and (iii) that the use of the term "to decommission" herein encompasses compliance with all requirements

(other than those relating to spent nuclear fuel) of the NRC for permanent cessation of operation of a nuclear facility and any other activities reasonably related thereto.

     "Decommissioning Expenses" shall include:

     (1)  All costs and expenses of removing the Unit from

          service, including without limitation, dismantling,

          mothballing, removing radioactive material (excluding

          spent nuclear fuel) to temporary and/or permanent

          storage sites, decontaminating, restoring and

          supervising the site, and any costs and expenses

          incurred in connection with proceedings before

          governmental authorities relating to any authorization

          to decommission the Unit or remove the Unit from

          service:

     (2)  All costs of labor and services, whether directly or

          indirectly incurred, including without limitation,

          services of foremen, inspectors, supervisors,

          surveyors, engineers, security personnel, counsel and

          accountants, performed or rendered in connection with

          the decommissioning of the Unit and the removal of the

          Unit from service, and all costs of materials,

          supplies, machinery, construction equipment and

          apparatus acquired or used (including rental charges

          for machinery, equipment or apparatus hired) for or in

          connection with the decommissioning of the Unit and the

          removal of the Unit from service, and all

          administrative costs, including services of counsel and

          financial advisers, of any applicable independent trust

          or other separate fund; it being understood that any

          amount, exclusive of proceeds of insurance, realized by

          Connecticut Yankee as salvage on any machinery,

          construction equipment and apparatus, the cost of which

          was charged to Decommissioning Expense, shall be

          treated as a reduction of the amounts otherwise

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          chargeable on account of the costs of decommissioning

          of the Unit; and

     (3)  All overhead costs applicable to the Unit during its

          decommissioning period, including, without limiting the

          generality of the foregoing, taxes (other than taxes on

          or in respect of income), charges, licenses, excises

          and assessments, casualties, surety bond premiums and

          insurance premiums.

     "Decommissioning Tax Liability" for any month shall be an

amount established by Connecticut Yankee and approved by its board of directors to meet possible income tax obligations, which amount shall not exceed: the amount to be included in the clause

(x) portion of Total Decommissioning Costs for such month

multiplied by a fraction whose numerator is equal to the combined highest applicable statutory Federal and state marginal income tax rate and whose denominator is equal to one minus the combined highest statutory Federal and state marginal income tax rate.

     Without limiting the generality of the foregoing, any other amounts expended or to be paid with respect to decommissioning of the Unit or removal of the Unit from service shall constitute part of the Decommissioning Expenses if they are, or when paid will be, either (i) properly chargeable to any account related to decommissioning of a nuclear generating unit in accordance with the Uniform System or generally accepted accounting principles as then in effect, or (ii) properly chargeable to decommissioning of a nuclear generating unit in accordance with then applicable

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regulations of the NRC or the FERC or any other regulatory agency having jurisdiction.

8.   Billing.
     -------

     Connecticut Yankee will bill the Purchaser, as soon as

practicable after the end of each month, for all amounts payable by the Purchaser with respect to the particular month pursuant to

Section 7 hereof.  Such bills will be rendered in such detail as the Purchaser may reasonably request and may be rendered on an estimated basis subject to corrective adjustments in subsequent billing periods.  All bills shall be due and payable when

rendered and any amount remaining unpaid 15 days following the date of receipt of bills shall bear interest at an annual rate equal to 2% in excess of the current prime rate then in effect at

The Connecticut Bank and Trust Company, National Association,

from the due date to the date payment is received by Connecticut

Yankee.

9.   Decommissioning Fund.
     --------------------

     Connecticut Yankee agrees to cause an appropriate

decommissioning reserve to be maintained in accordance with

applicable regulatory requirements. Connecticut Yankee has

established an independent trust or other separate fund (the

"Connecticut Yankee Trust") which has the necessary powers to hold and invest all funds collected for the decommissioning of the Unit and to disburse the same to reimburse Connecticut Yankee for such costs when actually incurred for decommissioning of the

Unit or removal of the Unit from service. If during the term of the Connecticut Yankee Trust applicable legislation or

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regulations are promulgated which so permit or require, or an alternative entity is created for funding decommissioning of the

Unit, the Connecticut Yankee Trust has the authority, with the concurrence of Connecticut Yankee, to transfer its trust estate to such newly authorized entity for the purpose of providing for the decommissioning of the Unit or removal of the Unit from

service.  Connecticut Yankee agrees to pay to, or cause to be paid to, the Connecticut Yankee Trust or any successor trust approved by the board of directors of Connecticut Yankee all funds collected hereunder for the express purpose of

decommissioning the Unit or removing the Unit from service and further agrees that, after the tax consequences of

decommissioning collections have been resolved, any funds

collected hereunder to meet Decommissioning Tax Liability which are not used for that purpose will be refunded to the Purchaser.

10.  Cancellation of Contract.
     ------------------------

     If deliveries cannot be made to the Purchaser because either

          (i)  the Unit is damaged to the extent of being

          completely or substantially completely destroyed, or

          (ii) the Unit is taken by exercise of the right of

          eminent domain or a similar right or power, or

          (iii) (a) the Unit cannot be used because of

          contamination, or because a necessary license or other

          necessary public authorization cannot be obtained or is

          revoked, or because the utilization of such a license

          or authorization is made subject to specified

          conditions which are not met, and (b) the situation

          cannot be rectified to an extent which will permit

          Connecticut Yankee to make deliveries to the Purchaser

          from the Unit;

then and in any such case, the Purchaser may cancel the

provisions of this contract, except that in all cases other than those described in clause (ii) above, the provisions relating to the payment of Total Decommissioning costs shall, whether or not the Unit is operated or operable and notwithstanding any earlier termination of the service life of the Unit, remain in full force and effect until the expiration of the term hereof, it being recognized that such costs represent deferred payments in

connection with power theretofore delivered by Connecticut Yankee hereunder.  Such cancellation shall be effected by written notice given by the Purchaser to Connecticut Yankee.  In the event of such cancellation, all continuing obligations of the parties hereunder as to subsequently incurred costs of Connecticut Yankee other than the obligations relating to the payment and

application of Total Decommissioning Costs excluded from such cancellation by the second preceding sentence, but including the

Purchaser's obligations to continue payments pursuant to clauses

(b) and (c) of the first paragraph of Section 7 hereof, shall cease forthwith. Notwithstanding the foregoing, the applicable provisions of this contract shall continue in effect after the cancellation hereof to the extent necessary to permit final

billings and adjustments hereunder with respect to obligations incurred through the date of cancellation and the collection thereof. Any dispute as to the Purchaser's right to cancel this

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contract pursuant to the foregoing provisions shall be referred to arbitration in accordance with the provisions of Section 13.

     Notwithstanding anything in this contract elsewhere

contained, the Purchaser may cancel this contract or be relieved of its obligations to make payments hereunder only as provided in the next preceding paragraph of this Section 10. Further, if for reasons beyond Connecticut Yankee's reasonable control,

deliveries are not made as contemplated by this contract,

Connecticut Yankee shall have no liability to the Purchaser on account of such non-delivery.

11.  Insurance.
     ---------

     Connecticut Yankee presently has in effect, and hereafter

will at all times maintain until the expiration of the term

hereof, insurance to cover its "public liability" for personal injury and property damage resulting from a "nuclear incident"

(as those terms are defined in the Act), with limits not less than Connecticut Yankee may be required to maintain to qualify for governmental indemnity under the Act and shall maintain an indemnification agreement with the NRC as provided by the Act.

Connecticut Yankee will also at all time maintain such other types of liability insurance, including workmen's compensation insurance, in such amounts, as is customary in the case of other similar electric utility companies, or as may be required by law.

     Connecticut Yankee will at all times keep insured such

portions of the Unit as are of a character usually insured by electric utility companies similarly situated and operating like properties, against the risk of a "nuclear incident" and such

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other risks as electric utility companies, similarly situated and operating like properties, usually insure against; and such

insurance shall to the extent available be carried in amounts sufficient to prevent Connecticut Yankee from becoming a

coinsurer. Such insurance shall to the extent available be

carried in an amount at least equal to the original cost of the insured facilities, less accrued depreciation thereon.

12.  Audit.
     -----

     Connecticut Yankee's books and records (including metering records) shall be open to reasonable inspection and audit by the

Purchaser.

13.  Arbitration.
     -----------

     In case any dispute shall arise as to the interpretation or performance of this contract which cannot be settled by mutual agreement, such dispute shall be submitted to arbitration. The parties shall if possible agree upon a single arbitrator. In case of failure to agree upon an arbitrator within 15 days after the delivery by either party to the other of a written notice

requesting arbitration, either party may request the American

Arbitration Association to appoint the arbitrator. The

arbitrator, after opportunity for each of the parties to be

heard, shall consider and decide the dispute and notify the

parties in writing of his decision.  Such decision shall be

binding upon the parties, and the expenses of the arbitration shall be borne equally by them.

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14.  Regulation.
     ----------

     This contract, and all rights, obligations and performance of the parties hereunder, are subject to all applicable state and

Federal law and to all duly promulgated orders and other duly authorized action of governmental authorities having jurisdiction.

15.  Assignment.
     ----------

     This contract shall be binding upon and shall inure to the benefit of, and may be performed by, the successors and assigns of the parties, except that no assignment, pledge or other

transfer of this contract by either party shall operate to

release the assignor, pledgor or transferor from any of its

obligations under this contract unless consent to the release is given in writing by the other party, or, if the other party has theretofore assigned, pledged or otherwise transferred its

interest in this contract, by the other party's assignee, pledgee or transferee, or unless such transfer is incident to a merger or consolidation with, or transfer of all or substantially all of the assets of the transferor to, another Purchaser which shall,

as a part of such succession, assume all the obligations of the transferor under this contract.

16.  Right of Setoff.
     ---------------

     The Purchaser shall not be entitled to set off against the payments required to be made by it under this contract (i) any amounts owed to it by Connecticut Yankee or (ii) the amount of any claim by it against Connecticut Yankee. However, the

foregoing shall not affect in any other way the Purchaser's right and remedies with respect to any such amounts owed to it by


Connecticut Yankee or any such claim by it against Connecticut Yankee.

17.  Amendments.
     ----------

     Upon authorization by Connecticut Yankee's board of

directors of uniform amendments to all the Additional Power

Contracts, Connecticut Yankee shall have the right to amend the provisions of Section 7 hereof by serving an appropriate

statement of such amendment upon the Purchaser and filing the same with the FERC (or such other regulatory agency as may have jurisdiction in the premises) in accordance with the provisions of applicable laws and any rules and regulations thereunder, and the amendment shall thereupon become effective on the date

specified therein, subject to any suspension order issued by such agency. All other amendments to this contract shall be by mutual agreement, evidenced by a written amendment signed by the parties hereto.

18.  Interpretation.
     --------------

     The interpretation and performance of this contract shall be in accordance with and controlled by the law of the State of

Connecticut.

19.  Addresses.
     ---------

     Except as the parties may otherwise agree, any notice,

request, bill or other communication from one party to the other,

relating to this contract, or the rights, obligations or

performance of the parties hereunder, shall be in writing and shall be effective upon delivery to the other party. Any such communication shall be considered as duly delivered when

delivered in person or mailed by registered or certified mail,

postage prepaid, to the respective post office address of the other party shown following the signatures of such other party hereto, or such other address as may be designated by written notice given as provided in this Section 19.

20.  Corporate Obligations.
     ---------------------

     This contract is the corporate act and obligation of the

parties hereto, and any claim hereunder against any stockholder,

director or officer of either party, as such, is expressly

waived.

21.  All Prior Agreements Superseded.
     -------------------------------

     This contract represents the entire agreement between the

parties relating to the subject matter hereof during the

operative term hereof ( i.e., post-December 31, 1997), and all previous agreements, discussions, communications and

correspondence with respect to the subject matter are hereby superseded and are of no further force and effect.

22.  Counterparts.
     ------------

     This contract may be executed in any number of counterparts and each executed counterpart shall have the same force and

effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument. Any signature page of this contract may be detached from any counterpart

without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this contract identical in form hereto but having attached to it one or more signature pages.


     IN WITNESS WHEREOF, the parties have executed this contract by their respective officers thereunto duly authorized as of the date first above written.

                         CONNECTICUT YANKEE ATOMIC POWER COMPANY



                         By  /s/ Bernard M. Fox
                             -------------------------------
                             Its Senior Vice President
                             P.O. Box 270
                             Hartford, Connecticut 06141



                         THE UNITED ILLUMINATING COMPANY



                         By  /s/ James F. Cobey, Jr.
                             -------------------------------
                             James F. Cobey, Jr.
                             Its President
                             80 Temple Street
                             New Haven, Connecticut 06506

                             - 21 -